                                                                  EXHIBIT 99.3


                    TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of smoking and health class actions, health care cost recovery actions, Proposition 65 actions and asbestos contribution actions currently scheduled for trial through 2000 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.


               Case                              Type of Action                      Trial Date
               ----                              --------------                      ----------
Engle, et al. v. R.J. Reynolds      Smoking and Health Class Action           In Progress
 Tobacco Co., et al.

Clay, et al. v. The American        Smoking and Health Class Action           August 1999
 Tobacco Company, Inc., et al.                                                Specific Date to be Set

Northwest Laborers-Employers        Health Care Cost Recovery Action          September 7, 1999
 Health and Security Trust Fund,
 et al. v. Philip Morris, Inc.,
 et al.

Robert A. Falise, et al. v. The     Asbestos Contribution Action              November 18, 1999
 American Tobacco Company, et al.

Blue Cross and Blue Shield of New   Health Care Cost Recovery Action          January 10, 2000
 Jersey, Inc., et al. v. Philip
 Morris, Incorporated, et al.

Richardson, et al. v. Philip        Smoking and Health Class Action           February 4, 2000
 Morris Incorporated, et al.

Thomas and Owens Corning v. R.J.    Asbestos Contribution Action              February 14, 2000
 Reynolds Tobacco Company, et al.

           Case                                 Type of Action                      Trial Date
           ----                                 --------------                      ----------
Group Health Plan, et al. v.        Health Care Cost Recovery Action          March 1, 2000
 Philip Morris, Inc., et al.

Thompson, et al. v. American        Smoking and Health Class Action           March 1, 2000
 Tobacco Company, Inc., et al.

West Virginia--Ohio Valley Area     Health Care Cost Recovery                 March 7, 2000
 International Brotherhood of       Action
 Electrical Workers Welfare Fund
 v. The American Tobacco Company,
 et al.

National Asbestos Workers Medical   Health Care Cost Recovery Action          April 5, 2000
 Fund, et al. v. Philip Morris
 Incorporated, et al.

International Union of Operating    Health Care Cost Recovery                 June 6, 2000
 Engineers Local 132 v. Philip      Action
 Morris, Inc., et al.

In re TOBACCO II                    Health Care Cost Recovery                 June 19, 2000
                                    Action (26 consolidated
                                    union cases)

Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. that are currently scheduled for trial through the end of the year 2000.


1999                                       2000
----                                       ----
May (1, in progress)                    January (1)

September (1)                           April (1)

October (2)                             May (1)

                                        July (1)

                                        September (1)

                                        November (1)
